UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 12, 2010

(Date of report; date of earliest event reported)

Commission file number: 1-3754

GMAC INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Renaissance Center

P.O. Box 200 Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GMAC INC. • Form 8-K

Item 8.01.	Other Events

GMAC Inc. (GMAC) is filing this Current Report on Form 8-K to update the historical consolidated financial statements and Management’s Discussion and Analysis included in GMAC’s Annual Report on Form 10-K for the year ended December 31, 2008. Historical information was updated for discontinued operations, to more closely conform to Article 9 of Regulation S-X, and to reflect changes in management’s view of certain intercompany activities. Exhibit 99.1 contains the revised and updated financial information.

Discontinued Operations

During the three months ended September 30, 2009, we committed to sell the U.S. consumer property and casualty insurance business of our Insurance operations and also committed to sell certain operations of our International Automotive Finance operations.

In accordance with generally accepted accounting principles, revenues and expenses associated with these operations have been classified as discontinued operations for all periods presented in GMAC’s Quarterly Report on Form 10-Q for the period ended September 30, 2009, that was filed with the Securities and Exchange Commission on November 10, 2009.

Under SEC regulations, the same discontinued classification is also required for previously issued financial statements for each of the years presented in GMAC’s 2008 Form 10-K, even though the financial statements relate to periods prior to the sales commitment. This reclassification has no effect on GMAC’s reported net income for any reporting period.

Reclassification and Presentation Changes

We made certain reclassifications and presentation changes to more closely conform to Article 9 of Regulation S-X as a result of the Board of Governors of the Federal Reserve System’s approval for us to become a bank holding company. In our Consolidated Statement of Income, we reclassified interest and dividends on investment securities from investment income (a component of total other revenue) to a separate financial statement line item within total financing revenue and other interest income. Additionally, we reclassified other interest income from other income, net of losses (a component of total other revenue), to a separate financial statement line item within total financing revenue and other interest income. Presentation changes were made to interest expense in the Consolidated Statement of Income and investment securities on the Consolidated Balance Sheet to provide detail on the composition of these financial statement line items. We also reclassified certain uncertificated investments from investment securities to other assets on the Consolidated Balance Sheet, consistent with industry practice. We also reclassified operating lease disposal gains (losses) from other operating expenses to depreciation expense on operating lease assets in the Consolidated Statement of Income. We are in the process of modifying information systems to address Article 9 guidelines that are not reflected in this Form 8-K. In addition to the reclassification and presentation changes, Notes 7, 9, 12, and 23 to the Consolidated Financial Statements include changes due to corrections of errors that we believe to be immaterial to the Consolidated Financial Statements.

Change in Reportable Segment Information

As a result of a change in management’s view of certain corporate intercompany activities, we have reclassified certain transactions between our ResCap operations reportable segment and our Other reportable segment. These transactions relate to intercompany gains and losses associated with GMAC’s forgiveness of Residential Capital, LLC (ResCap) debt that was obtained by GMAC in open market repurchases and the December 2008 bond exchange. Prior to the reclassification, gains associated with this forgiveness were reported as part of our ResCap operations segment, which required offsetting eliminations to be reported as part of our Other reportable segment. As a result of the change in this reporting period, the associated gains and eliminations have both been reported within the Other reportable segment. Comparative amounts for 2007 were not affected by the change. These gains represent the difference between ResCap’s carrying value of the debt and the market value of the debt at the time of forgiveness. This reclassification was made because management no longer includes these gains in its evaluation of the ResCap operations results. Further, this reclassification is intended to clarify and simplify the presentation of our segment results. These reclassifications did not affect our consolidated results of operations.

GMAC INC. • Form 8-K

Item 9.01.	Financial Statements and Exhibits

The exhibits listed on the accompanying Index of Exhibits are filed as a part of this report.

Exhibit	Description
23.1	Consent of Deloitte & Touche LLP.

99.1	Selected Financial Data, Consolidated Financial Statements and Notes thereto, and Management’s Discussion and Analysis recast for discontinued operations, to more closely conform to Article 9 of Regulation S-X, and to reflect changes in management’s view of certain intercompany activities for the fiscal years ended December 31, 2008, 2007, and 2006 (which replaces and supersedes Part II, Items 6, Item 7, and Item 8, respectively, of the 2008 Form 10-K filed with the SEC on February 26, 2009).

99.2	Computation of Ratio of Earnings to Fixed Charges

Signatures

GMAC INC. • Form 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMAC Inc. (Registrant)

Dated: January 12, 2010	/S/ DAVID J. DEBRUNNER
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller

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